UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KBS REAL ESTATE INVESTMENT TRUST III, INC.

(Name of Registrant as Specified in its charter)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 7, 2020

Dear Stockholder:

In response to the continued public health concerns related to COVID-19 and to support the health and well-being of our stockholders, our May 7, 2020 annual meeting will be held both in person at the original physical location at the offices of KBS, 800 Newport Center Drive, First Floor, Suite 140 Conference Center, Newport Beach, CA 92660 and will also be conducted over the internet via live webcast at: www.virtualshareholdermeeting.com/KBSREITIII2020.

As previously announced, the meeting will be held on Thursday, May 7, 2020 at 8:00 a.m. Pacific. No changes have been made to the record date or to the proposals to be voted on at the meeting which are presented in the proxy statement.

We have designed the virtual meeting platform to ensure that our stockholders are given the same rights and opportunities to actively participate in the meeting as they would at an in-person meeting, using online tools to facilitate stockholder access and participation. Stockholders will be able to participate online and submit questions during the meeting. In addition, stockholders will be able to vote their shares electronically during the meeting prior to the closing of the polls.

To participate in the virtual annual meeting, you will need the 16-digit control number included on your proxy card or your voting instruction form. The annual meeting will begin promptly at 8:00 a.m. Pacific. We encourage you to access the virtual annual meeting prior to the start time. Online access will begin at 7:45 a.m. Pacific. Please allow ample time for the online check-in procedures.

The virtual annual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of the applicable software and plugins. If you need assistance, a technical support phone number will be available on the virtual annual meeting platform www.virtualshareholdermeeting.com/KBSREITIII2020 beginning at 7:45 a.m. Pacific.

If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you. If you have already submitted your proxy and wish to change your vote, you may change your vote or revoke your proxy at any time before it is voted at the meeting by following the instructions provided in the proxy card and proxy statement previously mailed to you, by voting at the physical meeting or by participating in the meeting via live webcast and voting online during the annual meeting prior to the closing of the polls. Finally, if you have not yet voted, please see the instructions on the proxy card or email you received. If you need any assistance in voting, please call our proxy help line at (855) 643-7458.

Whether you plan to participate in the annual meeting, we urge you to have your vote recorded.

We want to extend our thoughts to our valued stockholders and wish everyone good health as we all do our part to contain and end the spread of this virus.

Sincerely,

Jeffrey K. Waldvogel, Secretary

KBS Real Estate Investment Trust III

For the latest up-to-date information on our annual meeting, please visit: proxy.kbs.com or kbs-cmg.com.